UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2024

MONTE ROSA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40522	84-3766197
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 Harrison Avenue, Suite 900

Boston, MA 02118

(Address of principal executive offices, including zip code)

(617) 949-2643

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GLUE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On October 25, 2024, Monte Rosa Therapeutics AG (“Monte Rosa AG,” hereinafter the “Company”), a wholly‑owned subsidiary of Monte Rosa Therapeutics, Inc. and Novartis Pharma AG (“Novartis”) entered into a License Agreement (the “Agreement”). Pursuant to the Agreement, the Company will grant to Novartis an exclusive, royalty-bearing, sublicensable and transferable license to develop, manufacture, and commercialize VAV1 molecular glue degraders (“MGDs”), including MRT-6160, which is currently in Phase 1 clinical development for immune-mediated conditions. The Company is responsible for completing the ongoing Phase 1 clinical study and Novartis is responsible for all subsequent development and commercial activities starting at Phase 2. Development and commercial activities governed by the Agreement will be overseen by a Development Committee and a Commercialization Committee.

Pursuant to the Agreement, the Company is entitled to receive from Novartis (1) an upfront payment of $150 million, (2) up to $2.1 billion in development, regulatory, and sales milestones, beginning upon initiation of Phase 2 studies including (a) potential development and regulatory milestone payments, exceeding $1.5 billion if multiple indications achieve regulatory approval in multiple territories, (b) potential sales milestones payments in connection with sales outside of the United States, and (3) tiered royalties on sales outside of the United States. The Company will continue to be responsible for costs associated with the ongoing Phase 1 clinical study and Novartis will be responsible for costs associated with any subsequent clinical studies. The Company and Novartis also agreed to a net profit and loss sharing arrangement, pursuant to which the Company will co-fund any global clinical development from Phase 3 onwards and will share 30% of any profits and losses associated with the manufacturing and commercialization of the licensed products in the United States. The Company has defined opportunities to opt out of the net profit and loss sharing arrangement, in such case, sales in the United States would be entitled to the potential sales milestones payments and tiered royalties on sales available outside of the United States. Any costs for any co-funded development and commercialization activities are subject to budgets reviewed by the Development Committee and Commercialization Committee, respectively.

The Agreement is subject to customary closing conditions, including regulatory clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The parties have included customary termination provisions in the Agreement, including Novartis’ ability to terminate the Agreement in its entirety.

Item 7.01. Regulation FD Disclosure

On October 28, 2024, the Company issued a press release announcing its entry into the Agreement. A copy of the press release is furnished hereto as Exhibit 99.1.

The information in Item 7.01 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” of the Company within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including without limitation, express or implied statements regarding expectations regarding the closing of the transaction with Novartis, the receipt of upfront, milestone and other payments under the Agreement, the future development and commercialization of  VAV1 MGDs, including MRT-6160. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s most recent annual report on Form 10-K as well as discussions of potential risks, uncertainties, and other important factors in the Company’s other and subsequent filings with the Securities and Exchange Commission. All information in this Current Report on Form 8-K is as of the date of this Current Report on Form 8-K, and the Company undertakes no duty to update this information unless required by law.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release issued by Monte Rosa Therapeutics, Inc. dated October 28, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monte Rosa Therapeutics, Inc.

Date: October 28, 2024	By:	/s/ Markus Warmuth
Markus Warmuth
President and Chief Executive Officer